Exhibit 23. Business Sector Data

Business Sector Data for the years ended August 31 :

                                                Educational and
                               Interactive TV      Multimedia
                                Entertainment     Distribution         Total
                                -------------     ------------         -----
1998 (Canadian dollars):

Total revenues                  Cdn$8,350,166     Cdn$6,421,806   Cdn$14,771,972
Operating income                    1,118,039            29,339        1,147,378
Net earnings                          698,955           (80,890)         618,065

Total assets                    Cdn$9,682,911     Cdn$6,364,996   Cdn$16,047,907
Current liabilities                 1,209,918         1,313,396        2,523,314
Total liabilities                   2,813,820         2,200,909        5,014,729

1998 (United States dollars):

Total revenues                   US$5,311,135      US$4,084,598     US$9,395,733
Operating income                      711,130            18,661          729,791
Net earnings                          444,571           (51,450)         393,121

Total assets                     US$6,158,829      US$4,048,465    US$10,207,294
Current liabilities                   769,570           835,387        1,604,957
Total liabilities                   1,789,734         1,399,891        3,189,625

1997 (Canadian dollars):

Total revenues                  Cdn$7,535,537     Cdn$2,816,152   Cdn$10,351,689
Operating income                      964,052            62,410        1,026,462
Net earnings                          520,921            88,466          609,387

Total assets                    Cdn$9,212,833     Cdn$5,074,769   Cdn$14,287,602
Current liabilities                 1,883,690         1,335,325        3,219,015
Total liabilities                   2,491,657         2,307,297        4,798,954

1997 (United States dollars):

Total revenues                   US$5,427,106      US$2,028,197     US$7,455,303
Operating income                      694,312            44,948          739,260
Net earnings                          375,168            63,714          438,882

Total assets                     US$6,635,098      US$3,654,857    US$10,289,955
Current liabilities                 1,356,637           961,703        2,318,340
Total liabilities                   1,794,495         1,661,719        3,456,214

1996 (Canadian dollars):

Total revenues                  Cdn$6,318,251                --    Cdn$6,318,251
Operating income                    1,004,059                --        1,004,059
Net earnings                          541,059                --          541,059

Total assets                    Cdn$9,883,093                --    Cdn$9,883,093


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Current liabilities                   975,659                --          975,659
Total liabilities                   1,005,659                --        1,005,659

1996 (United States dollars):

Total revenues                   US$4,616,917                --     US$4,616,917
Operating income                      733,693                --          733,693
Net earnings                          395,366                --          395,366

Total assets                     US$7,221,844                --     US$7,221,844
Current liabilities                   712,940                --          712,940
Total liabilities                     734,862                --          734,862


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